                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Hudson Chartered Bancorp, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          [Hudson Chartered Letterhead]

                                       April 3, 1996

Dear Shareholder:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy for the Annual Meeting of Shareholders of Hudson Chartered Bancorp, Inc. to be held on Thursday May 2, 1996, at 9:00 a.m. Eastern Time at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York.

     The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and the Proxy Statement. In order to make sure that your vote is represented, please indicate your vote on the enclosed proxy form, date and sign it, and return it in the enclosed envelope. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person.

     We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.

Sincerely,


T. Jefferson Cunningham III        John Charles VanWormer
Chairman                           President

                          [Hudson Chartered Letterhead]

                                       April 3, 1996



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 2, 1996

Dear Shareholder:

     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of Shareholders of Hudson Chartered Bancorp, Inc. will be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, on Thursday, May 2, 1996 at 9:00 a.m. Eastern Time for the purpose of considering and acting upon the following matters:

     1. The election of three directors to serve a term of three years and until their successors are elected and qualified; and

     2. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Shareholders of record of common stock at the close of business on March 29, 1996 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

     Your vote is important regardless of the number of shares you own. Even though you may plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to the Annual Meeting. Any shareholder present at the Annual Meeting or at any adjournments or postponements thereof may vote personally on each matter brought before the Annual Meeting.

     If you have any questions or require assistance, please call the undersigned at (914) 471-1711.

                                       By Order of the Board of Directors


                                       Nancy Behanna
                                       Corporate Secretary

                          [Hudson Chartered Letterhead]

                                       April 3, 1996

                                 PROXY STATEMENT

                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 2, 1996

     The enclosed proxy is being solicited by the Board of Directors of Hudson Chartered Bancorp, Inc. ("Hudson Chartered" or the "Corporation") for use at the annual meeting of shareholders to be held May 2, 1996, or at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. Eastern Time at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York.

     The proxy statement and form of proxy were first mailed to shareholders on or about April 3, 1996.

     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting. On that date, there were issued and outstanding 3,918,408 shares of the Corporation's common stock, $.80 par value per share ("Common Stock"). The holders of the Common Stock are entitled to one vote per share. Shares may not be voted at the Annual Meeting unless the shareholder is present or represented by proxy. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     All delivered properly executed proxies will be voted at the Annual Meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named as nominees under "ELECTION OF DIRECTORS." The enclosed proxy is revocable at any time prior to the actual voting of such proxy by giving notice of such revocation, by delivering a later dated proxy or by the vote of the shareholder in person at the Annual Meeting.

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The Bylaws of the Corporation provide that the number of directors shall be not fewer than five nor more than twenty-five, as from time to time shall be determined by the Board of Directors. The Board has acted to fix the total number of directors at 15 through the date of the Annual Meeting, and at 14 thereafter to give effect to the retirement of Robert V. Lindsay as a director of the Corporation effective as of the date of the Annual Meeting. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves for a three-year term. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

     At the Annual Meeting, three nominees are to be elected as Class 2 directors for a term of three years. All of the nominees named below are now directors of the Corporation, and have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the proxy will be voted by the persons acting under the proxy in accordance with the recommendations of the Board of Directors, or the size of the Board may be reduced to eliminate such vacancy.

     Under the New York Business Corporation Law, directors shall be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the nominees for director receiving the highest number of votes would be elected, regardless of whether such votes constitute a majority of the shares represented at the Annual Meeting. Broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) will be counted as present for the purpose of determining the existence of a quorum but will not have an effect on the outcome of the vote for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BOARD'S NOMINEES FOR ELECTION AS A DIRECTOR OF THE CORPORATION.

     The following table sets forth, for each nominee and each incumbent director whose term will continue after the Annual Meeting, the name of such person, his age on January 1, 1996, his principal occupation, the year he first became director of the Corporation or a predecessor, and the year that his current term expires. All nominees and continuing directors have held the position indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years.

                                        Principal Occupation During                  Director
Name                  Age                    the Last 5 Years                         Since
- ----                  ---               ---------------------------                  --------
                       CLASS 2:  NOMINEES FOR TERMS TO EXPIRE IN 1999

Robert M. Bowman       64     Retired Regional Manager, H.P. Hood, Inc.                1985
                              (dairy products)

T. Jefferson           53     Chairman & Chief Executive Officer of                    1984
 Cunningham III(1)            the Corporation

Robert R. Fraleigh     64     Owner, Fraleigh Agency, Inc. (insurance agency)          1985

                     CLASS 3:  DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

H. Todd                62     President, Brinckerhoff & Neuville, Inc.                 1984
 Brinckerhoff                 (insurance agency)

Edward vK.             60     Vice Chairman of the Corporation; Chairman               1984
 Cunningham, Jr.1             of the Board and President, George Gale Foster
                              Corporation (holding company); Partner (until
                              January 1, 1995) and Counsel, Van DeWater &
                              Van DeWater (Attorneys)

Tyler Dann             53     President, Wesfair Agency Inc. (insurance agency)        1984

Robert L. Patrick      63     Retired Executive, IBM Corporation                       1988
                              (computers and related products)

John Charles           47     President of the Corporation; President and              1985
 VanWormer                    Chief Executive Officer of First National Bank
                              of the Hudson Valley (the "Bank")

                     CLASS 1:  DIRECTORS WHOSE TERMS WILL EXPIRE IN 1997

R. Abel Garraghan      53     President, R.W. Garraghan, Inc. (real estate             1991
                              holding company); President and Secretary,
                              Heritagenergy (home heating oil distributor)

Jack A. McEnroe        69     Retired President and Chief Executive Officer,           1989
                              Dutchess Bank and Trust Company
                              (commercial bank)

Warren R. Marcus       58     President, Warren Marcus Associates, Inc. and            1993
                              WRM Equity Management, Inc. (registered
                              investment advisor)

Robert J. Marvin       68     Attorney, The Law Offices of Robert J. Marvin            1985

Lewis J. Ruge          57     President, Ruge's Oldsmobile, Inc.                       1985

James R. Williams      69     Chief Executive Officer, J & J Log &                     1990
                              Lumber Corporation; President, Majestic
                              Wood Products, Inc. (lumber companies)

_______________________________________

(1)  Messrs. E. vK. Cunningham, Jr. and T. J. Cunningham III are brothers.

BOARD AND COMMITTEES

     Committees of the Corporation's Board of Directors include an Audit and Finance Committee, a Personnel and Compensation Committee, and an Executive

Committee. Each committee is a joint committee with the Board of Directors of the Bank. The Corporation's Board of Directors does not have a nominating committee or a committee that performs similar functions.

     The Audit and Finance Committee is responsible for monitoring and reviewing the systems of internal control and the internal and external audit functions. The Audit and Finance Committee reviews with the Corporation's independent auditor significant accounting policies, the Corporation's compliance with laws and regulations and assessments of the adequacy of internal controls. The Audit and Finance Committee also monitors the audit department, and oversees management's policies with respect to internal controls. The committee also reviews the financial performance of the Corporation. The committee is presently comprised of Messrs. Ruge (Chairman), Bowman, Brinckerhoff, Fraleigh, Garraghan, and Patrick. The Audit and Finance Committee met nine times during 1995.

     The Personnel and Compensation Committee is responsible for setting and maintaining employment policies and procedures, a performance appraisal system, and fixing compensation policy for all officers. See "COMPENSATION OF EXECUTIVE OFFICERS -- Personnel and Compensation Committee Report on Executive Compensation." The committee is presently comprised of Messrs. Bowman (Chairman), Brinckerhoff, Marcus, Patrick, and Ruge. The Personnel and Compensation Committee met eight times in 1995.

     The Executive Committee has the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board. The committee is presently comprised of Messrs. T.J. Cunningham III (Chairman), VanWormer (Vice Chairman), Bowman, Brinckerhoff, E. vK. Cunningham, Jr., Dann, Fraleigh, Marvin, McEnroe, Ruge, and Williams. The Executive Committee met thirteen times in 1995.

     The Board of Directors of the Corporation met twelve times in 1995. In 1995, each director, except Mr. Lindsay, attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

COMPENSATION OF DIRECTORS

     Each director of the Corporation serves on the Board of Directors of the Bank. Directors receive an annual retainer fee of $8,000 for their service on the Board of the Bank and do not receive any additional compensation for
their service on the Board of the Corporation.   In addition, the Vice
Chairman of the Corporation's Board of Directors and the Vice Chairman of the Bank's Board of Directors each receives an additional annual retainer fee of $3,000, and the Chairman of the Bank receives an additional annual retainer fee of $4,000. Members of committees of the Board of Directors, except directors who are employees, receive fees for each meeting attended of $250 ($400 for Executive Committee meetings), and the Chairman of each such committee receives fees of $500 for each such meeting attended.

     In March 1996, the Corporation and the Bank adopted a Directors Deferred Compensation Plan under which all or part of board and committee fees may be deferred until termination of service as a director. Such deferred amounts may be hypothetically invested in a group of mutual funds or in a phantom stock investment that appreciates or depreciates in the identical manner as does the Corporation's Common Stock.

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers and their associates are, as they have been in the past, customers of, and have had transactions with, the Bank and its predecessors. Additional transactions may be expected to take place in the future between such persons and the Bank. Any loans from the Bank to such persons and their associates outstanding at any time since the beginning of 1995 were made in the ordinary course of business of the Bank. It is the policy of the Corporation that such loans and other transactions be made on terms and conditions no less favorable than those with unrelated parties.

     During 1995, the Corporation and its subsidiaries, retained the law firm of Van DeWater & Van DeWater. Mr. E. vK. Cunningham, Jr., a director of the Corporation, was counsel to such firm in 1995. The Corporation paid the law firm of Van DeWater & Van DeWater an aggregate of $270,868 during 1995 for legal services rendered. The Corporation plans to continue to retain Van DeWater & Van DeWater during 1996.

     During 1995, the Corporation retained Robert J. Marvin, a director of the Corporation, to provide legal services to the Corporation. The Corporation paid Mr. Marvin an aggregate of $36,695 during 1995 for legal services rendered. The Corporation plans to continue to retain Mr. Marvin for legal services during 1996.

     During 1995, the Bank paid insurance premiums in the amount of $35,000 to Wesfair Agency Inc., a company owned by Tyler Dann, a director of the Corporation; and insurance premiums in the amount of $487,560 to Brinckerhoff & Neuville, Inc., a company owned by H. Todd Brinckerhoff, a director of the Corporation.

     During 1995, the Bank paid R.W. Garraghan, Inc., a company owned by R. Abel Garraghan, a director of the Corporation, $120,006 for lease and related payments on a branch office and its parking lot.

                       COMPENSATION OF EXECUTIVE OFFICERS

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Personnel and Compensation Committee ("Compensation Committee") of Hudson Chartered is elected by the Board of Directors and consists of five directors, none of whom is employed by the Corporation or the Bank. The Compensation Committee operates as such for both the Corporation and the Bank, and all of its members are directors of both entities. Although not members of the Compensation Committee, T. Jefferson Cunningham III, Chairman and Chief Executive Officer of the Corporation, John C. VanWormer, President of the Corporation and President and Chief Executive Officer of the Bank, and Sherry Tomaselli, Personnel Director of the Bank, attend Compensation Committee meetings in a staff capacity. Messrs. Cunningham and VanWormer were not in attendance when decisions were made concerning the terms and conditions of their employment, performance evaluations, or compensation.
The Compensation Committee met eight times during 1995.

BASE COMPENSATION

     In its efforts to attract and retain quality management, the Compensation Committee seeks to establish competitive levels of compensation which relate pay to the Corporation's performance and recognize significant individual contributions to the Corporation's profitability.

     EXECUTIVE OFFICERS AND EMPLOYEES. During 1995, the Compensation Committee approved a comprehensive position and salary administration system that was developed with the assistance of a recognized consulting firm. The consulting firm evaluated 98 positions, including executive officer positions, analyzing job descriptions, responsibilities, performance evaluations, and compensation. Conclusions regarding salary ranges were based on surveys of the salary practices of a broad base of banks with assets exceeding $500 million in metropolitan areas primarily in New York state, including New York City and Albany (the banks in the group do not necessarily include the same financial institutions included in the peer group index in the Common Stock performance graphs under "PERFORMANCE GRAPHS" herein). The Compensation Committee desired to establish salary ranges that were in the middle of the ranges of the surveyed banks, and the consulting firm concluded that, in general, salary ranges needed to be increased by 12% to achieve this goal. The increase was due principally to the change in the peer group used in establishing the salary ranges (prior to the merger in 1994, peer groups consisting of banks with assets under $500 million were used). Where appropriate, the Compensation Committee made upward or downward adjustments to the salaries of present employees, including executive officers, to achieve its goal.

     CHIEF EXECUTIVE OFFICER AND PRESIDENT. A separate consulting firm was used to prepare an analysis of the compensation packages of both the Chief Executive Officer and the President of the Corporation. The consulting firm provided the Compensation Committee with a summary of the compensation practices of a peer group of nine comparably sized banks from and around the New York, Philadelphia, and Baltimore/Washington D.C. metropolitan areas (three of the nine banks are included in the peer group index of eight banks in the Common Stock performance graphs under "PERFORMANCE GRAPHS" herein). The Compensation Committee sought to bring the officers' salaries into line with those of the peer group, and increased the base salaries of the Chief Executive Officer and President to $218,000 and $198,000, respectively. The combination of such salary levels is moderately higher than the peer group average of the combined salaries of the two highest paid officers, but the average of the base salaries of the Chief Executive Officer and President is lower than the peer group average chief executive officer base salary.

     The compensation decisions regarding the Corporation's Chief Executive Officer and President were made by the Compensation Committee and reported to the board of directors. Neither the Chief Executive Officer nor the President participated in any board or committee decision relating to their compensation or evaluation.

BONUS PAYMENTS

     In May 1995, the Compensation Committee awarded Mr. VanWormer a $25,000 cash bonus in respect of his contribution to effecting the integration of The Fishkill National Bank & Trust Company and First National Bank of Rhinebeck, following their merger to form the Bank on September 30, 1994.

     In March 1996, the Compensation Committee awarded annual cash bonuses to certain executive officers. The performance of the officers was evaluated by the Corporation's Chief Executive Officer or President, and the performance evaluations were then reviewed by the Compensation Committee. The performance evaluations for the Chief Executive Officer and President were prepared by the Compensation Committee, as described below. Based on the performance evaluations, the executive officers were rated on a five tier scale, and given a rating of "outstanding", "above standard", "standard", "below standard", or "marginal". In order to be considered for a bonus, the executive officer had to achieve a performance rating of "above standard" or "outstanding". The amount of the individual cash bonus, up to 30 percent of executive officer's base salary, then was determined based on a comparison of the executive officer's base salary to the salary range for his position; total cash compensation paid in prior years; and a subjective evaluation of the officer's performance against qualitative and quantitative individual position goals which are established during the Corporation's annual budget process in consultation with the Corporation's Chief Executive Officer and President, and reviewed by the Board of Directors.

     The Compensation Committee also awarded bonuses to the Chief Executive Officer and President based on a performance evaluation prepared by the Compensation Committee with input from each of the other board committees. The Compensation Committee determined that the 1995 performance of the Chief Executive Officer and President should be jointly evaluated in view of the fact that the efforts and attentions of both officers were collectively directed toward effecting the merger of Community Bancorp, Inc. and Fishkill National Corporation in both operational and managerial terms, as 1995 was the first full year following the merger.

     In evaluating the officers' performance, the Compensation Committee considered, but did not formally weight, the following factors: the Bank's performance in the officers' areas of responsibility, the extent to which the officers played a leadership role in developing and evaluating the issues facing the Board, and the extent to which the officers effectively supported and implemented the policies and decisions of the Board. The Compensation Committee concluded that the collective performance of the Chief Executive Officer and President was "above standard" based on their achievements in developing a consolidated management structure, unified management standards, a unified board and board committee structure, and recruitment of several key staff members; as well as the increasingly strong earnings performance of the Corporation as the year progressed (notwithstanding the challenges experienced in the first half of the year), the achievement of the Corporation's 1995 profit plan, and the Corporation's success in overcoming the data processing difficulties which had arisen in connection with the merger.

     Based on this performance evaluation, the Compensation Committee determined that the Chief Executive Officer and President were each entitled to a cash bonus of 15% of their respective base salaries. Such bonuses are subject to a maximum of 30% of the officer's base salary.

     Separately, the Executive Committee (with the abstention of officer directors) determined whether the Corporation's 1995 performance was "above standard", "standard", or "below standard." The Executive Committee made this determination by considering, but not formally weighing, numerous quantitative and qualitative factors, including, but not limited to, the Corporation's income, expenses, profitability ratios, levels of loans and deposits, common stock value, credit quality, market development, community relations, and regulatory reviews.

     The Corporation's compensation policy provides that the amount of each executive officer's bonus award is reduced by 25% or 50% if the Executive Committee determines that the Corporation's performance is "standard" or "below standard", respectively. The bonus award to director officers (Messrs. Cunningham and VanWormer) is reduced by 50% or 100% if the Executive Committee determines that the Corporation's performance is "standard" or "below standard", respectively. No reduction is made if the Executive Committee determines that the Corporation's performance is "above standard". The Executive Committee determined that the Corporation's 1995 performance was "standard", and, accordingly, the executive officers received cash bonuses equal to 75% of the amounts approved by the Compensation Committee, and Messrs. Cunningham and VanWormer each received cash bonuses equal to 50% of the 15% bonuses awarded by the Compensation Committee.

STOCK OPTIONS

     Consistent with the Corporation's goal of attracting and retaining key employees by offering them the opportunity to acquire or increase their proprietary interest in the Corporation and to promote the identification of their interests with those of the shareholders of the Corporation, the Compensation Committee made discretionary grants of stock options under the Corporation's 1995 Incentive Stock Plan.

     Under the Corporation's policies, all senior officers of the Corporation and the Bank who have completed one full year of service are eligible to be considered for stock option grants. The potential amount of option grants varies according to the officer's position level, and ranges from an aggregate of 5,000 to 12,500 shares during the period of 1995 through 2000. Initial awards may not exceed 40% of an officer's maximum limit. All grants are for a period of five years with a six-month vesting period and an option exercise price equal to the market price at the time of grant. Initial awards are made only to officers whose performance is rated as "standard", and subsequent grants are made only where the officer receives a performance rating of "above standard" or "outstanding" on the five tier scale described in "Bonus Payments" above.

     The type and amount of stock option grants is determined by the Compensation Committee in its discretion. In making the grants, the Compensation Committee considers individual responsibilities, job complexities, the amount of the officer's existing unexercised options, and the compensation practices of the peer group. The applicable peer groups are identified under "Total Compensation" above.

     In addition, the Compensation Committee granted Mr. Cunningham 30,000 ten-year cash stock appreciation rights ("SARs") on July 19, 1995, at a price of $17.75, which was higher than the then market price of the stock. In making the grant, the Compensation Committee considered the historic levels of option grants by Fishkill National Corporation and Community Bancorp, Inc. prior to the Merger, and determined that such a grant was appropriate in light of the existing amounts of options held by Mr. Cunningham, as Chairman and Chief Executive Officer of the Corporation, and Mr. VanWormer, as President of the Corporation and President and Chief Executive Officer of the Bank.

     In addition to the use of stock options and rights, in the future the Compensation Committee intends to use incentive share and restricted stock awards under the Corporation's 1995 Incentive Stock Plan, although such awards have not been made to date.

     This report was prepared by the Personnel and Compensation Committee of the Board of Directors as constituted on March 6, 1996.

Robert M. Bowman, Chairman
H. Todd Brinckerhoff
Warren R. Marcus
Robert L. Patrick
Lewis J. Ruge

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the Bank and its predecessors. Additional transactions may be expected to take place in the future between such persons and the Bank. Any loans from the Bank to such persons and their associates outstanding at any time since the beginning of 1995 were made in the ordinary course of business of the Bank. It is the policy of the Corporation that such loans and other transactions be made on terms and conditions no less favorable than those with unrelated parties.

     During 1995, the Bank paid insurance premiums in the amount of $487,560 to Brinckerhoff & Neuville, Inc., a company owned by H. Todd Brinckerhoff, a director of the Corporation and a member of the Personnel and Compensation Committee.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows, for 1993 through 1995, the compensation paid or awarded to T. Jefferson Cunningham III, the Corporation's Chairman and Chief Executive Officer, and the Corporation's next four most highly compensated executive officers, by either the Corporation or a predecessor. The inclusion of the four executive officers other than T. Jefferson Cunningham III in this group was based on salary and bonus earned during 1995. Mr. Cunningham and the other four executive officers are referred to collectively as the Corporation's "named executive officers." Each named executive officer has held the position indicated, or a similar position with the Corporation or its predecessor, for the past five years, unless otherwise indicated.

     The information provided in the Summary Compensation Table and the tables that follow include compensation received by Messrs. Cunningham and Maisch for their service to Fishkill National Corporation prior to the merger of Fishkill National Corporation into the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                            Annual                   Compensation
                                            Compensation(1)          Awards
                                            ---------------          ------------
                                                                     Securities    All Other
                                                                     Underlying    Compen-
                                                    Salary   Bonus   Options/      sation
Name & Principal Position                   Year     ($)      ($)    /SARs(#)      ($)(2,3)
- -------------------------                   ----    -------  ------  ----------    ---------
T. JEFFERSON CUNNINGHAM III                 1995    205,399  16,350    30,000       41,492
  Chairman and Chief Executive              1994    200,000  18,250       -0-       27,216
  Officer Hudson Chartered Bancorp,         1993    200,000  50,000     1,680       12,012
  Inc.; Chairman of the Executive
  Committee, First National Bank
  of the Hudson Valley

JOHN C. VANWORMER(4)                        1995    174,010  39,850       -0-       30,102
  President, Hudson Chartered Bancorp,      1994    150,000  19,000       -0-       19,076
  Inc.; President and Chief Executive       1993    142,840  38,500    12,300       27,282
  Officer, First National Bank of the
  Hudson Valley

PAUL A. MAISCH                              1995    102,462  11,800       -0-       11,925
  Treasurer and Chief Financial             1994     80,500  29,000       -0-        9,608
  Officer, Hudson Chartered                 1993     78,966  12,500     1,400        5,488
  Bancorp, Inc.; Senior Vice President,
  First National Bank of the Hudson Valley

DONALD H. WEBER                             1995     86,539  18,750(5)    -0-          -0-(6)
  Executive Vice President and Chief        1994
  Operations Officer, First National        1993
  Bank of the Hudson Valley (since 1995)

DAVID S. MACFARLAND                         1995    100,000     -0-       -0-       15,758
  Regional Executive Vice President,        1994     22,653  15,000(5)    -0-        3,646(6)
  First National Bank of the Hudson         1993
  Valley (since 1994)

Notes to the Summary Compensation Table are set forth on the following page.

NOTES TO SUMMARY COMPENSATION TABLE

(1) None of the named executive officers received perquisites or other personal benefits, securities, or property which, in the aggregate, cost the Corporation the lesser of either $50,000 or 10% of the named executive officer's salary and bonus earned during that year.

(2) Includes director's fees in the following amounts for 1995: Mr. Cunningham, $10,000; Mr. VanWormer, $11,500; and Mr. MacFarland, $10,000. Also includes the Corporation's contributions to the Hudson Chartered Bancorp, Inc. Retirement and Thrift Plan in the following amounts for 1995:
Mr. Cunningham, $13,500; Mr. VanWormer, $13,500; Mr. Maisch, $11,022; and Mr. MacFarland, $5,000. Also includes contributions for 1995 to the Corporation's Employee Stock Ownership Plan (the "ESOP"), representing the value of stock allocated, as follows: Mr. Cunningham, $1,096, Mr. VanWormer, $1,096, Mr. Maisch, $903, and Mr. MacFarland, $758. The amounts for ESOP contributions for 1993 reflect acceleration of ESOP loan payments. Also includes premiums for life insurance to fund the Executive Supplemental Income Plan for 1995 for Mr. VanWormer for $4,831. Also includes premiums paid in 1995 for Mr. VanWormer on a life insurance in the amount of $847, and on a disability policy in the amount of $3,328.

(3) Also includes annual profit-sharing contributions to a supplemental employee retirement plan ("SRP") in 1995 in the following amounts: Mr. Cunningham, $16,896; and Mr. VanWormer, $2,500. The SRP provides supplemental retirement and tax deferred benefits to the extent that benefits under the Retirement and Thrift Plan are limited by applicable law or regulation (the "Limitations"). The SRP provides an annual profit sharing contribution equal to the excess of the amount that would have been contributed under the Retirement and Thrift Plan absent the Limitations, over the amount actually contributed to the Retirement and Thrift Plan. The SRP also permits the participating officers to defer from eligible compensation, as defined in the Retirement and Thrift Plan, a dollar amount equal to the excess each could have deferred under the 401(k) feature of the Retirement and Thrift Plan, absent the Limitations, over the amount each actually deferred under that plan. The SRP also provides, with respect to the supplemental deferral described in the previous sentence, a matching contribution equal to the matching contribution that the Retirement and Thrift Plan would have provided if the supplemental deferral had been made into the 401(k) feature of the Retirement and Thrift Plan.

(4) Amounts for bonus, ESOP, and the Profit Sharing and Thrift Plan for Mr. VanWormer for 1993 have been revised from those presented in prior years to conform to the current basis of presentation.

(5)  Includes $15,000 bonus paid upon commencing employment.

(6) Ineligible during first year of service for participation in the Corporation's Retirement and Thrift Plan and ESOP.

                            OPTION/SAR GRANTS IN 1995

     The following table sets forth the grants of SARs in 1995 to the named executive officers. There were no option grants to the named executive officers in 1995.

                                                                       Potential
                                                                       Realizable Value
                                                                       at Assumed Annual
                                                                       Rates of Stock Price
                                                                       Appreciation
                                 Individual Grants                     for Option Term(1)
                    ----------------------------------------------     --------------------
                                   Percent of
                                   Total
                    Number of      Options/
                    Securities     SARs          Exercise
                    Underlying     Granted to    or Base     Expir-
                    Options/SARs   Employees     Price       ation
Name                Granted        in 1995       ($/Sh)      Date        5%($)      10%($)
- ----                ------------   ----------    --------   ---------   --------   --------

T. Jefferson          30,000          62%         $17.75    7/19/2005   $237,153   $693,043
  Cunningham III

____________________________________________

(1)  Based upon the fair market value on the date of grant of $15.75 per share.


                   AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                         1995 YEAR-END OPTION/SAR VALUES

     The following table sets forth the aggregated option and SAR exercises in 1995, and 1995 year-end values for such options and SARs.

                                                       Number of Securities            Value of Unexercised
                                                      Underlying Unexercised                In-the-Money
                                                       Options/SARs at 1995             Options/SARs at 1995
                        Shares                              Year End                        Year End(1)
                        Acquired       Value        ----------------------------    ----------------------------
         Name           on Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
         ----           -----------    --------    -----------    -------------    -----------    ------------

T. Jefferson               3,360       $15,960       34,032(3)        1,008          $40,860       $4,260
  Cunningham III(2)

John Charles                -0-          -0-         70,799            -0-           $435,514        -0-
  VanWormer(4)

Paul A. Maisch(2)           -0-          -0-          5,600             840          $33,000       $4,640

Donald H. Weber             -0-          -0-           -0-             -0-             -0-           -0-

David S. Macfarland         -0-          -0-           -0-             -0-             -0-           -0-

____________________________________________

(1) The value of the options was based upon the closing price of $18.50 of the Corporation's Common Stock on the Nasdaq National Market System on December 29, 1995.

(2) Except for SARs for 30,000 shares granted to Mr. Cunningham, the Corporation has the right to repurchase the shares acquired upon exercise at the then most recent quarter end book value if the officer terminates employment prior to his retirement date. Such book value was $15.36 per share at December 29, 1995, or $3.14 below the market value of $18.50 on such date.

(3)  SARs for 30,000 shares were exercisable as of January 17, 1996.

(4) At December 31, 1995, Mr. VanWormer had 12,880 unexercised tandem SARs, all of which are currently exercisable.


SUPPLEMENTAL RETIREMENT BENEFITS

     The Bank has an Executive Supplemental Income Plan (the "ESI Plan") which is similar to a deferred compensation plan. The purpose of the ESI Plan is to provide certain officers of the Bank with supplemental retirement benefits which are payable in monthly installments over a 15 year period. Retirement age under the ESI Plan is 65, although employees with at least 15 years of service may retire at age 55 with the approval of the Board of Directors. The ESI Plan also provides for benefits to be paid in the event of death or disability. In the event of a change in control, as defined in the ESI Plan, employees who have attained age 55 may retire and receive actuarially reduced benefits under the ESI Plan without prior Board approval.
 Employees under age 55 who are terminated without just cause after a change in control may also receive actuarially reduced benefits under the ESI Plan. The ESI Plan utilizes specifically designed life insurance contracts for the payment of pre-retirement benefits and accrues for potential liability for the post-retirement benefits payable under the plan. The ESI Plan is no longer offered by the Corporation, but approximately eight officers are currently covered. Under the ESI Plan, Mr. VanWormer will be entitled to annual post-retirement benefits of $27,500.

EMPLOYMENT AGREEMENTS

     Effective July 1, 1995, the Corporation entered into new employment agreements with Messrs. Cunningham and VanWormer, which agreements replaced their then existing employment agreements. The new agreements reflect the removal of certain fringe and retirement benefits from the prior agreements, and the inclusion of Mr. VanWormer in the Corporation's unfunded executive officer SRP. Like the prior agreements, the new agreements have three year terms and are subject to annual extension. Under the new agreements, Mr. Cunningham's annual base salary is $218,000, and Mr. VanWormer's annual base salary is $198,000.

     Mr. Cunningham's agreement entitles him to participate in all employee plans, including participation in bonus awards and the supplemental retirement plan. In the event the agreement is not extended or Mr. Cunningham is terminated other than for cause (including a change in control), the agreement requires a termination payment of twice his highest total cash compensation paid in any of the previous three years.

     Mr. VanWormer's agreement entitles him to participate in all employee plans relating to pension, profit-sharing or other retirement benefits; medical insurance or other customary fringe benefits; and other group benefits. In the event of termination other than for cause, the agreement requires a termination payment of his salary for a one year period plus the unexpired amount of his contract compensation. In the event of a change in control, the agreement provides for a termination payment of the difference between (i) 2.99 times Mr. VanWormer's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"), and
(ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code.

     In addition, in 1995, the Corporation entered into a two-year employment agreement with Paul A. Maisch, Chief Financial Officer of the Bank and Treasurer of the Corporation. The contract provides for an annual base compensation of $105,000, and automatic one year renewals at the expiration of the contract and at subsequent expiration dates. In the event of termination other than for cause, Mr. Maisch is entitled to a payment equal to his base salary for one year, and continuation for one year of his insurance benefits. In the event the Corporation elects not to renew the contract at an expiration date and Mr. Maisch elects to terminate employment, he is entitled to a payment equal to his base salary for six months. In the event the Corporation ceases to operate as an "independent" company or as part of an "independent" banking corporation, Mr. Maisch is not appointed Chief Financial Officer of the successor company, and he elects to terminate his employment, Mr. Maisch is entitled to a payment equal to the base compensation for the remainder of the term of the agreement, with a minimum payment equal to his base compensation for twelve months.

     The Corporation also entered into a two-year employment agreement in 1995 with Donald H. Weber, Executive Vice President of the Bank. The contract provides for an annual base compensation of $100,000, and an initial one-time payment of $15,000. In the event of termination other than for cause, Mr. Weber is entitled to a payment equal to the remaining base compensation for the contract period, and to continuation of insurance benefits for the remainder of the contract period, subject to a maximum of twelve months, and a minimum of three months.

     The Corporation entered into a three-year employment agreement in 1994 with David S. MacFarland, Regional Executive Vice President of the Bank. The contract provides for an annual base compensation of $100,000, an initial one-time payment of $15,000, and automatic one year renewals at the expiration of the contract and subsequent expiration dates. In the event of termination other than for cause, Mr. MacFarland is entitled to a payment equal to his base compensation for one year plus an additional 12 months of life insurance and medical benefits. In the event the Bank ceases to operate as an "independent" bank or part of an "independent" banking group, and Mr. MacFarland elects to terminate the agreement, he is entitled to payment equal to his base compensation for one year. After the first anniversary of termination due to such reason, Mr. MacFarland is entitled to up to a maximum of twelve monthly payments of supplementary termination pay, on the basis of the difference between his former base compensation and earnings in subsequent employment.

                               PERFORMANCE GRAPH

     The following graph shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five year period ended December 31, 1995 as compared to: (i) an overall Nasdaq market index; and (ii) a peer group index (consisting of the Corporation and the following eight other New York bank holding companies with total assets of between $500 million and $1 billion: Arrow Financial Corporation, Commercial Bank of New York, Community Bank System, Inc., Evergreen Bancorp, Inc., State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, and Tompkins County Trust Company). In accordance with Securities and Exchange Commission ("SEC") rules, the base date utilized for calculating the index values for the graph is December 31, 1990. At that time, the Corporation's stock was not traded in any recognized market, and traded only infrequently in private transactions. The Corporation's shares were included in the Nasdaq National Market System in May 1992 in connection with the public offering made that year at a price of $12.625 per share.

                        HUDSON CHARTERED BANCORP, INC.
                            Stock Price Performance

                                    [GRAPH]



                        12/31/90    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95
                        --------    --------    --------    --------    --------    --------

Hudson Chartered - NY     100        91.26        80.23      107.47      123.85      135.71
Hudson Peer Group         100       112.73       163.13      200.48      208.09      275.56
All NASDAQ US Stocks      100       160.56       186.86      214.51      209.68      296.30


     The following graph shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock as compared to the indices described above since December 31, 1992, which is the first year-end that the Corporation's shares were included in the Nasdaq National Market System.


                        HUDSON CHARTERED BANCORP, INC.
                       Selected Stock Price Performance

                                    [GRAPH]


                        12/31/92    12/31/93    12/31/94    12/31/95
                        --------    --------    --------    --------

Hudson Chartered - NY     100       133.95       154.37      169.15
Hudson Peer Group         100       122.90       127.57      168.93
All NASDAQ US Stocks      100       114.80       112.22      158.58

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of March 1, 1996 information concerning beneficial ownership of the Corporation's Common Stock and $7.25 Cumulative Convertible Preferred Stock, Series B ("Preferred Stock"), by each director and nominee for election as a director, each of the named executive officers, and all directors and executive officers of the Corporation, as a group. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC's rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual had the right to acquire within 60 days of March 1, 1996 through the exercise of any option, warrant or right. Shares of Preferred Stock are not entitled to vote at the Annual Meeting but are convertible into shares of Common Stock at a rate equal to approximately .772 shares of Common Stock per share of Preferred Stock, subject to certain adjustments. On March 12, 1996, the Corporation called the Preferred Stock for redemption. The redemption date is April 15, 1996. Holders of the Preferred Stock have the option to convert their shares to Common Stock by April 10, 1996, and it is expected that virtually all holders of the Preferred Stock will convert their shares to Common Stock. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the table.


                                          Common Stock                   Preferred Stock
                                 ------------------------------    ------------------------
                                 Amount and                        Amount and
                                 Nature of                         Nature of
                                 Beneficial          Percent of    Beneficial    Percent of
Name                             Ownership(1),(2)       Class      Ownership        Class
- ----                             ----------------    ----------    ----------    ----------

Robert M. Bowman(3)                  27,719                *          1,200            *
H. Todd Brinckerhoff(4)              51,550            1.34%            -0-            *
Edward vK. Cunningham, Jr.(5)       499,139           12.94%            -0-            *
T. Jefferson Cunningham III(6)      558,609           14.47%            -0-            *
Tyler Dann(7)                       215,777            5.58%         14,500        2.54%
Robert R. Fraleigh                   19,424                *            -0-            *
R. Abel Garraghan(8)                 10,723                *          7,000        1.23%
Robert V. Lindsay                    15,911                *            -0-            *
David S. MacFarland                     118                *            -0-            *
Paul A. Maisch(9)                     9,507                *            -0-            *
Warren R. Marcus(10)                152,690            3.96%         32,500        5.69%
Robert J. Marvin(11)                 54,740            1.42%          5,000            *
Jack A. McEnroe                      11,088                *            -0-            *
Robert L. Patrick                     4,478                *            -0-            *
Lewis J. Ruge(12)                    49,882            1.29%            -0-            *
John Charles VanWormer(13)           95,990            2.44*            300            *
Donald H. Weber                       1,100                *            -0-            *
James R. Williams                   217,121            5.63%            -0-            *

Directors and executive officers
as a group (22 persons):          1,522,925           37.78%         60,500       10.59%

_____________________________________

* Less than 1% of the class. At the close of business on March 1, 1996, there were 3,857,063 shares of Common Stock and 571,301 shares of Preferred Stock outstanding. Where necessary, percentages were calculated by adding shares subject to exercisable stock options and shares of Common Stock into which Preferred Stock can be converted to the shares of Common Stock outstanding.

(1) Includes shares of Common Stock that could be acquired upon conversion of Preferred Stock in the following amounts: Mr. Bowman, 926 shares; Mr. Dann, 11,194 shares; Mr.

Garraghan, 5,404 shares; Mr. Marcus, 25,090 shares; Mr. Marvin, 3,860 shares; and Mr. VanWormer, 232 shares.

(2) Includes shares of Common Stock that could be acquired within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Bowman, 6,765 shares; Mr. T. J. Cunningham III, 4,434 shares; Mr. Fraleigh, 6,765 shares; Mr. Maisch, 5,676 shares; Mr. Marvin, 6,765 shares; and Mr. VanWormer, 77,879 shares.

(3) Includes 3,604 shares of Common Stock owned by Mr. Bowman's spouse and 3,259 shares of Common Stock owned by his daughter, as to which beneficial ownership is disclaimed. The shares of Preferred Stock are held by a company owned by Mr. Bowman.

(4) Includes 28,636 shares of Common Stock held by companies owned by Mr. Brinckerhoff.

(5) Includes 19,145 shares of Common Stock held in family trusts of which Mr. E. vK. Cunningham, Jr. is trustee (which shares are also reflected as being beneficially owned by T. J. Cunningham III, Jr. -- see note 6), 471,818 shares held by the George Gale Foster Corporation ("GGF"), a personal holding company of which Mr. E. vK. Cunningham, Jr. is chairman of the board of directors and president (which shares are also reflected as being beneficially owned by T. J. Cunningham III, Jr. -- see note 6), 513 shares held in a retirement account, and 1,437 shares held by Mr. E. vK. Cunningham, Jr.'s spouse as to which beneficial ownership is disclaimed.

(6) Includes 19,145 shares of Common Stock held in family trusts of which Mr. T. J. Cunningham III has the right to qualify as trustee (which shares are also reflected as being beneficially owned by Mr. E. vK. Cunningham, Jr.
- -- see note 5), 471,818 shares held by GGF (which shares are also reflected as being beneficially owned by Mr. E. vK. Cunningham, Jr. -- see note 5), 10,825 shares held in the names of Mr. T. J. Cunningham III's spouse and children, 23,686 shares held in the name of retirement accounts, and 200 shares of Common Stock allocated to Mr. T. J. Cunningham III under the Corporation's ESOP.

(7) Includes 196,471 shares of Common Stock held in the names of several businesses with which Mr. Dann is affiliated and 1,336 shares held by Mr. Dann's spouse and son. Also includes 12,500 shares of Preferred Stock held in the names of two businesses with which Mr. Dann is affiliated.

(8) Includes 3,000 shares of Preferred Stock owned by Mr. Garraghan's spouse as custodian for a child, 2,000 shares of Preferred Stock owned jointly with Mr. Garraghan's spouse, and 2,000 shares of Preferred Stock held in a profit sharing plan trust.

(9) Includes 2,414 shares of Common Stock held jointly with Mr. Maisch's mother, and 133 shares of Common Stock allocated to Mr. Maisch under the Corporation's ESOP.

(10) Mr. Marcus is President of WRM Equity Management, Inc., a registered investment advisor, and reports sole voting and investment power as to 127,600 shares of Common Stock and 20,000 shares of Preferred Stock held on behalf of Boston Safe Deposit & Trust Co. as Trustee for Kodak Retirement Income Plan by Warren Marcus Associates, Inc., a registered investment adviser. Also includes 4,000 shares of Preferred Stock owned by Warren Marcus Associates, Inc. Pension Trust, and 3,000 shares of Preferred Stock owned by Mr. Marcus' spouse as to which beneficial ownership is disclaimed.

(11) Includes 296 shares of Common Stock and 2,700 shares of Preferred Stock held in trust for the benefit of Mr. Marvin, 252 shares of Common Stock and 2,300 shares of Preferred Stock held in trust for the benefit of Mr. Marvin's spouse as to which beneficial ownership is disclaimed, and 14,545 shares of Common Stock in a Keogh account.

(12) Includes 7,723 shares of Common Stock owned by Mr. Ruge's spouse.

(13) Includes 38 shares of Common Stock held in trust for the benefit of Mr. VanWormer, and 4,629 shares of Common Stock allocated to Mr. VanWormer under the Corporation's ESOP. All of the shares of Preferred Stock are held in trust for the benefit of Mr. VanWormer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 1, 1996, the following persons are known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock. The information set forth in the table is as reported in Schedules 13D as filed with the SEC, and other information provided to the Corporation.


                                            Common Stock                  Preferred Stock
                                     --------------------------      -------------------------
                                     Amount and                      Amount and
                                     Nature of                       Nature of
Name and Address                     Beneficial      Percent of      Beneficial     Percent of
of Beneficial Owner                  Ownership         Class         Ownership        Class
- -------------------                  ----------      ----------      -----------    ----------

George Gale Foster Corporation(1)      471,818         12.23%             -0-             0%
c/o Van DeWater & Van DeWater
Mill & Garden Streets
P.O. Box 112
Poughkeepsie, New York 12602

Tyler Dann(2)                          215,777          5.58%          14,500          2.54%
c/o Wesfair Agency, Inc.
P.O. Box 215
9 Hunts Lane
Chappaqua, New York 10514

James R. Williams and                  217,121          5.63%             -0-             0%
Randolph L. Williams
c/o J & J Log & Lumber Corp.
P.O. Box 427
County Route 7, Old Route 22
Dover Plans, New York 12522

_________________________________

(1) GGF is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, of which Mr. Edward vK. Cunningham, Jr. is Chairman of the Board and President, and Mr. T. Jefferson Cunningham III is a director and Vice President. See also the notes applicable to Mr. E. vK. Cunningham, Jr. and Mr. T. J. Cunningham III in the table set forth under "Security Ownership of Directors and Executive Officers."

(2) Includes 11,194 shares of Common Stock that could be acquired upon conversion of Preferred Stock. See also the note applicable to Mr. Dann in the table set forth under "Security Ownership of Directors and Executive Officers."

CERTAIN REPORTS

     Section 16(a) of the Exchange Act requires the Corporation's directors, certain of its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Corporation and the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. During 1995, to the best of the Corporation's knowledge, all required reports were filed on a timely basis, except that Mr. Clifford Straub, an executive officer of the Bank, failed to timely file one report arising from his appointment as an executive officer. In making this statement, the Corporation has relied on the written representations of its directors and executive officers and copies of the reports provided to the Corporation.


                              INDEPENDENT AUDITORS

     At its meeting on February 8, 1996, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the principal accountant to audit the financial statements of the Corporation for 1996. Prior to October 3, 1994, Ernst & Young LLP served as principal accountant to audit Community Bancorp, Inc.'s financial statements. Ernst & Young LLP's engagement was terminated as of October 3, 1994. Deloitte & Touche LLP had been the principal accountant for Fishkill National Corporation since 1991 prior to its merger into the Corporation on September 30, 1994.

     The report of Ernst & Young LLP on Community Bancorp, Inc.'s financial statements for 1993 contained no adverse opinion or disclaimer of opinion, nor was it qualified as to any uncertainty, audit scope or accounting principle. In addition, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during 1993 and the subsequent interim period through October 3, 1994 between Community Bancorp, Inc. and Ernst & Young LLP.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


                                 ANNUAL REPORT

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1995 (WITHOUT EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO SUCH REPORT MAY BE OBTAINED UPON REQUEST TO PAUL A. MAISCH, CHIEF FINANCIAL OFFICER AND TREASURER, HUDSON CHARTERED BANCORP, INC., ROUTE 55, LAGRANGEVILLE, NEW YORK 12540. A REASONABLE EXPENSE MAY BE CHARGED FOR THE FURNISHING OF EXHIBITS TO THE FORM 10-K. The Annual Report on Form 10-K is not part of the proxy solicitation materials.


                            SOLICITATION OF PROXIES

     Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the common stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders may submit proposals to be considered for shareholder action at the 1997 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary of the Corporation no later than December 4, 1996 in order to be considered for inclusion in the Corporation's 1997 proxy materials.


                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                                       By Order of the Board of Directors

                                       Nancy Behanna
                                       Corporate Secretary

                                     PROXY

                        HUDSON CHARTERED BANCORP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 2, 1996

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        HUDSON CHARTERED BANCORP, INC.

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Hudson Chartered Bancorp, Inc. (the "Corporation"), Rhinebeck, New York, does hereby nominate, constitute and appoint Vera Ferrone and David Kane, and each of them, as true and lawful attorneys-in-fact (each of whom shall have full power of substitution) to vote all shares of Common Stock of the Corporation standing in my name on its books as of the close of business on March 29, 1996, at the Annual Meeting of Shareholders to be held on May 2, 1996, at 9:00 a.m., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES REFERRED TO IN ITEM 1 (INCLUDING ANY SUBSTITUTE NOMINEE IN THE CASE OF UNAVAILABILITY).

1.   With respect to election as directors.

NOMINEES: Robert M. Bowman, T. Jefferson Cunningham III, Robert R. Fraleigh (or any substitution nominee should any of the above become unavailable for any reason)

                            / / FOR   / / WITHHOLD

/ /___________________________________________________________________________
To withhold authority to vote for any individual nominee(s), write the name(s) on the line above.

2. In their discretion on any other matters which may be brought before the Annual Meeting or any adjournments or postponements thereof.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign. PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY TO: BANK OF BOSTON, PROXY DEPARTMENT, P.O. BOX 1826, BOSTON, MA 02105-9805 USING THE ENCLOSED ENVELOPE.

Signature _____________________________________________   Date _______________

Signature _____________________________________________   Date _______________